Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-126479 on Form S-4 of Firstbank Corporation of our reports dated February 25, 2005 with respect to the consolidated financial statements of Firstbank Corporation, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in the Annual Report on Form 10-K of Firstbank Corporation for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

Grand Rapids, Michigan
July 29, 2005

Exhibit 23.1